UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 18, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On February 18, 2011, Seagate Technology International (“STI”), an exempt limited liability company organized under the laws of the Cayman Islands and an indirect wholly-owned subsidiary of Seagate Technology plc (the “Company”), gave notice to holders of its 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”) that it will, pursuant to Section 3.02 of the indenture governing the Notes, call for redemption $14,425,000 aggregate principal amount of the Notes. The Notes will be redeemed using net cash proceeds received from the Company’s Employee Stock Purchase Plan for the most recently completed offering period thereunder.  The Notes will be redeemed for cash on March 31, 2011 at 110% of their principal amount, plus accrued and unpaid interest to the redemption date.  The aggregate principal amount of the Notes outstanding following the redemption will be approximately $415.6 million.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ PATRICK J. O’MALLEY
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: February 18, 2011

3